UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GenVec, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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910 Clopper Road, Suite 220N Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com

September [*], 2014
Dear GenVec, Inc. Stockholder:

We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the “Company” or “GenVec”) to be held on October 24, 2014 at 8:30 a.m. (EST) at the Quail Valley River Club, 2345 Highway A1A, Vero Beach, Florida 32963, on October 24, 2014 at 8:30 a.m. (the “Annual Meeting”).

The Board of Directors hopes that you will be able to attend this stockholders’ meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the last year as well as our current prospects.

In order to assure that a quorum is present at the meeting, we encourage you to promptly submit your vote by telephone or by mail according to the instructions on the enclosed proxy card, even though you may plan to attend in person. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by submitting another later-dated proxy by telephone or mail or by delivering written notice of revocation to the Corporate Secretary of the Company. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.

Very truly yours,

Douglas J. Swirsky
President and Chief Executive Officer

GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
(240) 632-0740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, OCTOBER 24, 2014

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of GenVec, Inc. (the “Company” or “GenVec”) will be held on Friday, October 24, 2014 at 8:30 a.m. (EST) at Quail Valley River Club, 2345 Highway A1A, Vero Beach, Florida 32963 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1.       To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to de-classify the Company’s Board of Directors and provide for the annual election of directors (the “Board of Directors” or the “Board”);

2.       To elect the two directors to the Board of Directors as set forth in the attached Proxy Statement, each to serve for a term of (a) one year or until their successors are qualified and elected if Proposal 1 to de-classify the Board is approved by the stockholders, or (b) three years or until their successors are qualified and elected if Proposal 1 to de-classify the Board is not approved by the stockholders;

3.       To approve by a non-binding advisory vote the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4.       To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

5.       To act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Persons to whom stockholders grant proxies will have the power to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set September [*], 2014 as the Record Date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Annual Meeting and at the Company’s corporate headquarters during business hours for a period of 10 days prior to the Annual Meeting.

We direct your attention to the attached Proxy Statement.

By Order of the Board of Directors

Douglas J. Swirsky
President and Chief Executive Officer
Gaithersburg, Maryland
September [*], 2014

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD OR BY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this Proxy Statement to stockholders of GenVec, Inc., a Delaware corporation (the “Company” or “GenVec”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Quail Valley River Club, 2345 Highway A1A, Vero Beach, Florida 32963 on Friday, October 24, 2014 at 8:30 a.m. (EST) and for any adjournment or postponement of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about September [*], 2014.

At the Annual Meeting, stockholders will be asked to: (i) approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to de-classify the Board of Directors and provide for the annual election of directors and make certain other changes in connection therewith; (ii) elect two directors to the Board of Directors, each to serve for a term of (a) one year or until their successors are qualified and elected if Proposal 1 to de-classify the Board is approved by the stockholders, or (b) three years or until their successors are qualified and elected if Proposal 1 to de-classify the Board is not approved by the stockholders; (iii) approve by a non-binding advisory vote the compensation of the Company’s named executive officers; (iv) ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and (vi) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Recommendation of the Board

The Board recommends that you vote FOR the approval and adoption of the amendment to the Company’s Charter to de-classify the Board and provide for the annual election of directors (Proposal 1), FOR each of the nominees for election to the Board (Proposal 2), FOR the approval by a non-binding advisory vote of the compensation of the Company’s named executive officers (Proposal 3), and FOR ratification of Stegman & Company as the Company’s independent registered public accounting firm for 2014 (Proposal 4).

Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote by telephone according to the instructions on the proxy card or by signing, dating, and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

MEETING INFORMATION

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Friday, October 24, 2014.

Our Annual Report to Stockholders and this Proxy Statement are available at [*].

Date, Time, and Place

The Annual Meeting will be held on Friday, October 24, 2014, at 8:30 a.m. (EST) at the Quail Valley River Club, 2345 Highway A1A, Vero Beach, Florida 32963.

Record Date, Voting Rights, and Quorum

Only stockholders of record of shares of the Company’s Common Stock at the close of business on September [*], 2014 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Annual Meeting and at the Company’s corporate headquarters during business hours for a period of 10 days prior to the Annual Meeting.

Each share of the Company’s Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had [*] shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting are considered present and count toward the quorum. Shares represented by “broker non-votes,” as described below, will be counted in determining whether there is a quorum present. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Brokers and other nominees holding shares of record for customers may not vote on “non-routine” proposals, including the election of directors and the authorization of equity compensation plans, unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on a proposal if the brokers had received instructions from their customers and as to which the brokers lack voting authority.

Pursuant to the terms of the Charter, directors are elected by a plurality, and the two nominees who receive the most votes will be elected. Because only a plurality of the votes actually cast is required to elect a director, abstentions and broker non-votes will have no effect on the outcome of the election.

Pursuant to the terms of the Charter, the approval and adoption of the amendment to the Company’s Charter to de-classify the Board of Directors requires the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company entitled to vote. The approval of the compensation of the Company’s named executive officers and the ratification of the Company’s independent registered public accounting firm require the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes are not taken into account to determine the outcomes of the votes on these proposals, and abstentions will have the same effect as votes against the proposals.

We know of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers discretionary authority on the designated proxy holders (other than with respect to broker non-votes) to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by the inspector of elections designated by the Board.

Voting and Revocation of Proxies

All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of all of the named director nominees, (ii) withhold authority to vote for all such director nominees, or (iii) vote for the election of one or more director nominees and withhold authority to vote for one or more nominee directors.

The proposals to approve and adopt an amendment to the Company’s Charter to de-classify the Board and provide for the annual election of directors, to approve the compensation of the Company’s named executive officers and to ratify Stegman & Company as the Company’s independent registered public accounting firm allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.

Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect of broker non-votes), the shares will be voted in accordance with the Company’s recommendations as follows: (i) “FOR” approval and adoption of the amendment to the Company’s Charter to de-classify the Board and provide for the annual election of directors; (ii) “FOR” the election of the named director nominees; (iii) “FOR” approval by a non-binding advisory vote of the compensation of the Company’s named executive officers; and (iv) “FOR” ratification of Stegman & Company as the Company’s independent registered public accounting firm.

Any proxy may be revoked at any time prior to its exercise by (i) filing a written notice of revocation with the Corporate Secretary of the Company, (ii) delivering to the Company a duly executed proxy bearing a later date at 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, or (iii) attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.

Expenses and Solicitation of Proxies

The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, we may also solicit proxies personally, by telephone or by the internet through our agents, directors, officers, and regular employees. We also will request persons, firms, and corporations holding shares of the Company’s Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. We have engaged Eagle Rock Proxy Advisors LLC to assist us with the solicitation of proxies, and we expect to pay $5,000 for their services plus out-of-pocket expenses incurred during the course of their work.

APPOINTMENT OF NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

On September 3, 2013, Cynthia Collins departed the Company and resigned from the Company’s Board of Directors. Douglas J. Swirsky was appointed as the President and Chief Executive Officer of the Company and also was appointed to the Board to serve the remainder of Ms. Collins’s term, which expires at the Company’s 2015 annual meeting of stockholders. Certain sections of this Proxy Statement reflect information for historical periods prior to the departure of Ms. Collins and appointment of Mr. Swirsky and, as such, include references to their then-current titles and positions.

RESIGNATION AND APPOINTMENT OF CERTAIN DIRECTORS

Edward M. Connor, Jr., M.D., Adel A.F. Mahmoud, M.D., Ph.D., and Kevin M. Rooney resigned from the Board of Directors on September 3, 2013. Certain sections of this Proxy Statement reflect information for historical periods prior to the resignations of these persons and, as such, include references to their then-current titles and positions. On September 19, 2013, Stefan D. Loren, Ph.D. was appointed to the Board to serve a term expiring at the Annual Meeting.

PROPOSAL 1
APPROVAL AND ADOPTION OF CHARTER AMENDMENT TO DE-CLASSIFY THE BOARD OF DIRECTORS AND
PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval and adoption an amendment to the Company’s Charter to de-classify the Company’s Board of Directors and provide for the annual election of directors.  Pursuant to the terms of the Company’s Charter, approval and adoption of the amendment to the Company’s Charter is subject to and effective upon approval by the holders of at least 80% of the voting power of all of the shares of capital stock of the Company entitled to vote.  If so approved and adopted by the stockholders, the amendment to the Company’s Charter will become effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation setting forth the amendment and certifying that such amendment has been duly adopted in accordance with Delaware law.  The form of the amendment is set forth on Annex A to this Proxy Statement and the description of the amendment in this Proxy Statement is qualified in its entirety by reference to the text of the proposed amendment.  Currently, the Board of Directors is divided into three classes as equal in number as reasonably possible, with the term of one class expiring each year at the annual meeting. The term of office of each director is three years and until such person’s successor is elected and qualified, or until such person’s earlier resignation or removal.

If the amendment to the Charter to de-classify the Board of Directors is approved and adopted by the Company’s stockholders, Section 6.4 of the Company’s Charter will be amended to provide that (i) the two nominees for director to be elected at the Annual Meeting pursuant to Proposal 2 shall each be elected to hold office for a term of one year expiring at the 2015 annual meeting of stockholders, (ii) the nominees for director to be elected at the 2015 annual meeting of stockholders shall each be elected to hold office for a term of one year expiring at the 2016 annual meeting of stockholders, and (iii) the nominees for director to be elected at the 2016 annual meeting of stockholders, and each annual meeting thereafter, shall each elected for a term of one year expiring at the next annual meeting of stockholders. Accordingly, de-classification process will be complete and de-classification will be effective as of the 2016 annual meeting of stockholders.

Currently, Section 6.6 of the Charter provides that, except as may be provided in resolutions providing for any class or series of Preferred Stock with respect to directors elected by holders of such class or series, directors may only be removed from office for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class.  Similarly, Section 11.2 of the Charter provides that certain provisions of the bylaws, including Section 3.3, which defines the term “cause” for purposes of removal of directors, may only be amended by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class.  Delaware law does not permit a board of directors that is not classified to include a provision that says directors can only be removed for cause.  The amendment to the Company’s Charter to de-classify the Board includes a provision deleting Section 6.6 from the Charter and a provision removing the reference to Section 3.3 from the list of bylaw provisions enumerated in Section 11.2.

The Board recognizes that a classified board structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the Board will always have prior experience with the Company. However, the Board also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, because such a structure does not provide stockholders with the opportunity to register their views on each director’s performance by means of an annual vote. Moreover, many investors believe that electing directors on an annual basis is one of the best methods available to stockholders to ensure that a company will be managed in a manner that is in the best interests of the stockholders and that classified boards artificially insulate underperforming directors from the judgment of stockholders.

In determining whether to propose de-classifying the Board of Directors to our stockholders, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure currently in place, as well as trends of other, similarly situated public companies that have de-classified their boards.  After careful consideration, the Board determined that it was advisable to amend the Company’s Charter to de-classify the Board of Directors.

If the Charter Amendments is not approved, our Board will remain classified and directors will continue to be elected for three-year terms.

Vote Required for Approval

Pursuant to the terms of the Charter, approval of the amendment to the Charter to de-classify the Board of Directors requires the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company entitled to vote generally in the election of directors.

Recommendation

The Board unanimously recommends a vote “FOR” the approval and adoption of the amendment to the Company’s Charter to de-classify the Board.

PROPOSAL 2
ELECTION OF DIRECTORS

The Bylaws provide that the number of members of the Board of Directors will be fixed and determined from time to time by resolution of the Board of Directors. Our Board currently consists of six persons divided into three classes, as equal in number as reasonably possible, with the term of one class expiring each year at the annual meeting. At this Annual Meeting, the terms of Stefan D. Loren, Ph.D. and Marc R. Schneebaum will expire.

At the Annual Meeting, the stockholders will be asked to elect two directors.  Approval of the amendment to the Company’s Charter set forth in Proposal 1 will not affect the nominees for director, but will affect the term for which such nominees may be elected. The Board has nominated, upon the recommendation of the Nominating and Corporate Governance Committee, Stefan D. Loren, Ph.D. and Marc R. Schneebaum, each to serve (i) a one-year term expiring at the 2015 annual meeting of stockholders if the amendment to the Company’s Charter to de-classify the Board is approved or, alternatively, (ii) a three-year term expiring at the 2017 annual meeting of stockholders if the amendment to the Company’s Charter to de-classify the Board is not approved. Under either alternative, the directors elected will hold office until their respective successors have been elected and qualified. It is intended that the accompanying proxy will be voted for the election as directors of the nominees unless the proxy contains contrary instructions or in the case of broker non-votes. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as will be designated by the Board.

Director Nominees	Position with Company

Stefan D. Loren, Ph.D.	Director
Marc R. Schneebaum	Director

The following table sets forth the continuing directors, the positions with the Company currently held by each continuing director, and the year each continuing director’s current term will expire.

Continuing Directors	Position(s) with Company	Year Current Term Expires
Wayne T. Hockmeyer, Ph.D.	Chairman of the Board of Directors	2015

Douglas J. Swirsky	President, Chief Executive Officer and Director	2015

Zola P. Horovitz, Ph.D.	Director	2016

William N. Kelley, M.D.	Director	2016

Vote Required for Approval

The nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors.

Recommendation

The Board unanimously recommends a vote “FOR” the election of the nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. The Nominating and Corporate Governance Committee will consider candidates suggested by the Company’s current directors and senior management. In addition, the Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures set forth in the Bylaws and applicable law. These procedures include, among other things, written notice to the Company of such nomination setting forth: (i) certain biographical information as to each individual nominated; and (ii) as to the nominating stockholder and any persons acting in concert with them, their names and business addresses, their names and addresses as they appear on the Company’s books (if applicable), and the class and number of shares of the Company’s Common Stock that they beneficially own. Such notice must also include a written consent of the nominated individual to being named as a nominee and to serve as a director if elected. Generally such written notice must be delivered to the Company’s Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary of the mailing of the previous year’s proxy statement. If the Company’s annual meeting is scheduled more than 30 days from the anniversary of the calendar date of the prior year’s annual meeting of stockholders, such written notice is required to be delivered to the Company within 10 days of the mailing of notice to the stockholders or of public disclosure regarding the date of the annual meeting.

In identifying candidates for recommendation for nomination to the Board, the Nominating and Corporate Governance Committee takes into account all factors and criteria it considers appropriate, including:

●	whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness, and has sufficient time and energy to devote to the Company’s affairs;

●	whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team;

●	whether the director/potential director represents the interests of the Company’s stockholders;

●	whether the director/potential director assists in achieving a mix of Board members that represents a range of background and experience;

●	whether the director/potential director meets the independence requirements of the listing standards of The NASDAQ Stock Market (“NASDAQ”);

●
whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

●	whether the director/potential director is free from conflicts of interest with the Company; and

●	any other factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

The Nominating and Corporate Governance Committee does not believe it is in the Company’s interests or those of the Company’s stockholders to establish rigid minimum qualifications for candidates for membership on the Board. By preserving flexibility to consider candidates under the factors and criteria described above, the Nominating and Corporate Governance Committee believes it can best serve the Company and its stockholders. The Nominating and Corporate Governance Committee evaluates stockholder nominees using the factors and criteria set forth above, and there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder or the directors or senior management.

The Nominating and Corporate Governance Committee screens Board candidates, performs reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review, and conducts interviews. The Nominating and Corporate Governance Committee and our Chief Executive Officer will interview candidates that meet our director nominee criteria, and the Nominating and Corporate Governance Committee will recommend to the Board nominees who best suit the Board’s needs. The Nominating and Corporate Governance Committee considers diversity in evaluating candidates for director with respect to the contribution that individual diversity of professional skills and experiences makes to overall Board effectiveness.

The following table sets forth the director nominees for election at the Annual Meeting and, as of the date of this Proxy Statement, the directors of the Company currently in office, their ages, and the positions currently held by each such person with the Company.

Name	Age	Position
Directors whose terms expire at the Annual Meeting
Stefan D. Loren, Ph.D. (1)	50	Director (nominee)
Marc R. Schneebaum (1)(2)	60	Director (nominee)
Continuing Directors whose terms expire in 2015
Wayne T. Hockmeyer, Ph.D. (2)(3)	69	Chairman of the Board of Directors
Douglas J. Swirsky	44	President, Chief Executive Officer and Director
Continuing Directors whose terms expire in 2016
Zola P. Horovitz, Ph.D. (1)(3)	79	Director
William N. Kelley, M.D. (2)(3)	75	Director

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Nominating and Corporate Governance Committee.

The biography of each of the nominees below contains information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Director Nominees

Stefan D. Loren, Ph.D. has served as a director of the Company since September 2013. Dr. Loren is a member of the Audit Committee. Dr. Loren was initially recommended as a director candidate by one of our stockholders.  Since March 2014, Dr. Loren has been engaged in founding Loren Capital Strategy, an investment fund.  Dr. Loren was a Managing Director of Westwicke Partners, a healthcare-focused consulting firm, from 2008 through February 2014. From 2007 to 2008, Dr. Loren was an Analyst with Perceptive Advisors, a healthcare-focused investment fund, and, prior to that, served as an analyst and portfolio manager for MTB Investment Advisors from 2005 to 2007. Prior to 2005, Dr. Loren was a Managing Director in the healthcare equity research group at Legg Mason, and before joining Legg Mason, a Research Chemist at the advanced technologies division of Abbott Laboratories and a Research Fellow at the Scripps Research Institute. Dr. Loren received his B.A. from the University of California, San Diego, and his Ph.D. from University of California, Berkeley. Currently, he is a director of Marina Biotech, Inc. Within the past five years, Dr. Loren has served on the boards of directors of Orchid Cellmark Inc. and Polymedix, Inc.

Dr. Loren has over 15 years of experience in financial markets and a decade of experience in research and development in the pharmaceutical and biotechnology industries. This unique combination makes Dr. Loren an important resource to our Board.

Marc R. Schneebaum has served as a director of the Company since April 2007. Mr. Schneebaum is a member of the Compensation Committee and the Chairman of the Audit Committee. Mr. Schneebaum is currently an industry consultant.  Mr. Schneebaum served as President, Chief Executive Officer and a director of Predictive BioSciences, Inc., a commercial stage cancer diagnostics company, from 2011 to 2013. From 1997 to 2010, Mr. Schneebaum served as President, Chief Executive Officer, and a director of Sensors for Medicine and Science, Inc., an emerging medical technology company. From 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and Chief Financial Officer of Genetic Therapy, Inc., a biotechnology company (acquired by Sandoz / Novartis). From 1987 to 1991, Mr. Schneebaum was a Vice President at Alex Brown & Sons Incorporated, a leading investment banking firm (now part of Deutsche Bank), where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to Senior Manager in the management consulting group. Mr. Schneebaum, a Certified Public Accountant (inactive), received his degree in Business Administration from the University of Maryland. He has also served on the boards of the March of Dimes of Maryland and the Maryland Enterprise Investment Fund.

Mr. Schneebaum’s financial acumen, his varied leadership roles in the medical technology and biotechnology fields and his experience in investment banking, accounting, and management consulting at leading institutions bring a level of knowledge to the Board that aids greatly in its deliberations.

Continuing Directors

Wayne T. Hockmeyer, Ph.D. was appointed Chairman of the Board in November 2013 and has served as a director of the Company since December 2000. Dr. Hockmeyer is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee. Dr. Hockmeyer founded MedImmune, Inc. (“MedImmune”) in April 1988 as President and Chief Executive Officer and was elected a director of MedImmune in May 1988. Dr. Hockmeyer became Chairman of the board of directors of MedImmune in May 1993 and left his position as Chief Executive Officer in October 2000. Dr. Hockmeyer is currently retired, having resigned from his positions as a member of the MedImmune board of directors and as President of MedImmune Ventures, Inc. following the acquisition of MedImmune by AstraZeneca Biopharmaceuticals, Inc. in June 2007. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. Currently, he is a director of Baxter International Inc. and Idenix Pharmaceuticals, Inc. Within the past five years, Dr. Hockmeyer has also served on the board of Middlebrook Pharmaceuticals, Inc.

Dr. Hockmeyer’s experience for the past two decades at the forefront of biotechnology development provides a valuable resource and knowledge base for our Board. Dr. Hockmeyer’s experience in founding and managing MedImmune prior to its acquisition, both as its most senior executive and as Chairman of its board of directors, enables him to counsel the Board in a unique and beneficial manner.

Douglas J. Swirsky has served as the President and Chief Executive Officer and as a director of the Company since September 2013. He joined the Company in 2006 as Chief Financial Officer, Corporate Secretary and Treasurer, which are positions he continues to hold. Prior to joining the Company, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky, a Certified Public Accountant and holder of a Chartered Financial Analyst® designation, previously held investment banking positions at UBS, PaineWebber, and Morgan Stanley. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his undergraduate degree in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a member of the Board of Directors of Fibrocell Science, Inc. Within the past five years, Mr. Swirsky has also served on the board of PolyMedix, Inc.

Mr. Swirsky’s background with, and institutional knowledge of, the Company together with his day-to-day leadership of our business gives the Board an invaluable executive with a Company-focused perspective.

Zola P. Horovitz, Ph.D. has served as a director of the Company since August 2003. Dr. Horovitz is a member of the Nominating and Corporate Governance Committee and the Audit Committee. Dr. Horovitz is currently retired. He served as a director of Diacrin, Inc. from 1994 to August 2003. From 1991 to 1994, Dr. Horovitz was Vice President, Business Development and Planning at Bristol-Myers Squibb Pharmaceutical Group and was Vice President, Licensing from 1989 to 1991. Prior to 1989, Dr. Horovitz spent 30 years as a member of the Squibb Institute for Medical Research and received his Ph.D. from the University of Pittsburgh. Dr. Horovitz currently serves as a director of Palatin Technologies, Inc. Within the past five years, Dr. Horovitz also served on the boards of BioCryst Pharmaceuticals, Inc., Genaera Corp, NitroMed, Inc., Avigen, Inc. and DoV Pharmaceutical Inc. (acquired by Euthymics Bioscience, Inc. in July 2010).

Dr. Horovitz has spent over five decades in the pharmaceutical and biotechnology industry and brings this depth of experience to his leadership of our Board. Dr. Horovitz’s wide range of business development and licensing expertise has served and will continue to serve as an important resource for the Board as the Company continues its development.

William N. Kelley, M.D. has served as a director of the Company since June 2002. Dr. Kelley is the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Dr. Kelley and his colleagues at the University of Michigan were the first to propose in vivo gene therapy as it is recognized today and the first to directly administer a human gene in vivo and obtain expression in an experimental animal model. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. He is currently Professor of Medicine and Professor of Biochemistry and Biophysics at the School of Medicine of the University of Pennsylvania. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine, and Chair of the Residency Review Committee for Internal Medicine. Within the past five years, Dr. Kelley served on the board of directors of Merck & Co. Inc., Beckman Coulter, Inc., Advanced Biosurfaces, Inc. and Polymedix, Inc.

Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley’s many leadership roles, both as a leader in the field of gene therapy and as a senior management figure of an internationally renowned medical center, allow him to provide strong leadership to our Board.

Information Regarding the Board of Directors and Certain Committees

Board and Committee Meetings

The Board oversees and guides the Company’s management and its business. The Board has three standing committees to assist it with its operations: a Nominating and Corporate Governance Committee; an Audit Committee; and a Compensation Committee. The Board may also establish additional committees at its discretion. During 2013, there were 12 meetings of the Board of Directors. Each director attended all of the meetings of the Board and the committees on which such director served that were held during 2013.

The Board of Directors has adopted and approved a charter for each of its standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the Investor Relations section of the Company’s website at www.genvec.com.

Board Committees

Nominating and Corporate Governance Committee.  The members of the Nominating and Corporate Governance Committee are William N. Kelley, M.D. (Chairman), Wayne T. Hockmeyer, Ph.D. and Zola P. Horovitz, Ph.D. Prior to his departure from the Board, Dr. Mahmoud served on the Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee is independent as defined by NASDAQ listing standards. The Nominating and Corporate Governance Committee met four times during 2013.

The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to evaluate the appropriate size of the Board, determine the desired skills and attributes of directors, establish criteria for prospective directors, conduct director candidate searches, interview prospective candidates and oversee programs to introduce candidates to the Company and its management and operations, recommend to the Board of Directors persons to be nominated for election as directors at each Annual Meeting and annually recommend to the Board a “Lead Director” if the Chairman of the Board is not an independent director, annually present to the Board a report on succession planning and adopt and develop for Board consideration corporate governance guidelines and policies. As needed, but at least once every three years, the Nominating and Corporate Governance Committee receives a report from the Compliance Officer under the Company’s Code of Business Conduct and Ethics (the “Code”) as to the functioning of the Code, developments that could impact the function and operation of the Code and any recommended revisions to the Code, and reviews and assesses the Company’s corporate governance policies.

Audit Committee.  The members of the Audit Committee are Marc R. Schneebaum (Chairman), Stefan D. Loren, Ph.D., and Zola P. Horovitz, Ph.D.   Prior to his departure from the Board, Mr. Rooney served on the Audit Committee, and Dr. Kelley briefly served on the Audit Committee prior to the appointment of Dr. Loren to the Board.  Each member of the Audit Committee is independent as defined by NASDAQ listing standards. The Board has determined that Marc R. Schneebaum is an Audit Committee Financial Expert, as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee met four times during 2013.

The Audit Committee is responsible for appointing, compensating, overseeing, and evaluating the selection of the Company’s independent registered public accounting firm and is responsible for overseeing the following: management’s preparation of the Company’s financial statements and management’s conduct of the accounting and financial reporting processes; management’s maintenance of internal controls and procedures for financial reporting; the Company’s compliance with applicable legal and regulatory requirements, including those requirements relating to financial controls and reporting; the independent auditor’s qualifications and independence; and the performance of the independent auditors, including the annual independent audit of the Company’s financial statements. Additional information regarding the Audit Committee is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee.  The members of the Compensation Committee are Wayne T. Hockmeyer, Ph.D. (Chairman), William N. Kelley, M.D. and Marc R. Schneebaum.  Prior to his departure from the Board, Dr. Connor served on the Compensation Committee.  Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The Compensation Committee met nine times during 2013.

The Compensation Committee is responsible for overseeing the Board’s evaluation of the President/CEO; recommending to the independent directors of the Board, meeting in executive session, the level of compensation of the President/CEO based on the evaluation of the President/CEO; ensuring that the President/CEO is not present during voting or deliberations on his or her compensation; reviewing and approving the annual compensation for all executives at the level of Vice President and above other than the President/CEO; administering the Company’s equity incentive plans, including the review of stock option grants; ensuring that a significant portion of executive compensation is variable or at-risk based on the performance of the Company; reviewing, commenting on and recommending to the Board all new executive compensation programs that the Company proposes to adopt; periodically reviewing (but no less than every third year) annual compensation for the Board of Directors consistent with the Company’s corporate governance guidelines and recommending to the Board changes in that compensation; periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; periodically reviewing the Company’s compensation policies and practices to assess the risks to the Company of such policies and practices and to assess whether they are reasonably likely to have a material adverse effect on the Company; acting on behalf of the Board on compensation matters that require action between scheduled Board meetings; and reviewing and approving certain portions of the Company’s annual proxy statement.

The Compensation Committee’s charter permits it to form and delegate to a subcommittee of one or more of the committee’s members to perform the functions of the Compensation Committee. The Compensation Committee did not delegate its authority in 2013. Pursuant to its charter, the committee has the authority, in its sole discretion, to retain compensation consultants, legal counsel or other advisors to assist it in its decision-making process.

The Company provides stockholders with the opportunity to cast an advisory vote on its executive compensation every three years. Three years ago, a substantial majority of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal.  The Compensation Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation. The Compensation Committee expects to continue to consider input from stockholders and the outcome of our say-on-pay votes, including the say-on-pay vote to be conducted at the Annual Meeting, when making future executive compensation decisions.

Corporate Governance Matters

Director Independence

The Board of Directors has affirmatively determined that each of the following directors and incumbent director nominees is independent within the meaning of the NASDAQ director independence standards: Wayne T. Hockmeyer, Ph.D.; Zola P. Horovitz, Ph.D.; William N. Kelley, M.D.; Stefan D. Loren, Ph.D.; and Marc R. Schneebaum. The Board of Directors has determined that Douglas J. Swirsky, who serves as an employee and officer of the Company, is not independent within the meaning of the NASDAQ director independence standards. The Board has also determined that all standing committees of the Board of Directors are composed entirely of independent directors.

Board Leadership Structure

The Board does not have a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate. Historically, the Company has split the positions of the Chairman of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board.

The Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with the Company’s strategy and culture. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee to manage risks that arise under each committee’s area of focus.

The Nominating and Corporate Governance Committee regularly reports to the Board on any suggested updates to the Company’s corporate governance guidelines that the committee feels would provide greater Board oversight of systems and processes that ensure the Company adheres to the principles of good governance by which it operates.

The Audit Committee oversees management’s maintenance of internal controls and procedures and its compliance with applicable legal and regulatory requirements. The Audit Committee also regularly reports to the Board on its findings and has authority under its committee charter to discharge its oversight role.

The Compensation Committee reviews and reports to the Board, on a regular basis, the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance. In addition, the Compensation Committee reviews the compensation structures of the Company as a whole. In particular, this review considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company. After reviewing the Compensation Committee’s reports on the Company’s compensation policies and practices, the Board has come to the conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Communication with the Board

The Company’s stockholders may communicate with the Board of Directors or any member thereof by sending any communication, in writing, by certified mail, to:

GenVec, Inc.
Attn: Corporate Secretary
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878

Any such communication should state the number of shares beneficially owned by the stockholder. All communications received in accordance with this policy will be forwarded by the Corporate Secretary to the Chairman of the Board and to the Chairman of the Company’s Nominating and Corporate Governance Committee. The Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee will relay all such communications to the appropriate director or directors on a periodic basis unless he determines that the communication:

●	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

●	relates to routine or insignificant matters that do not warrant the attention of the Board;

●	is an advertisement or other commercial solicitation or communication;

●	is frivolous or offensive; or

●	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s management and only in accordance with the Company’s policies and procedures, applicable law, and regulations relating to the disclosure of information.

Executive Sessions of the Board of Directors

The Company’s non-employee directors, who also constitute the Company’s independent directors, meet at each regularly scheduled Board meeting in executive session without management present. The Chairman of the Board presides over the meetings of the non-employee directors.

Policy Regarding Directors’ Attendance at Annual Meetings of Stockholders

The Company does not have a policy requiring attendance of all directors at the Annual Meeting. All then-current directors attended the Company’s annual meeting of stockholders in 2013.

Code of Business Conduct and Ethics

The Code sets forth standards of expected conduct of the Chief Executive Officer, financial executives, directors, executive officers, and all employees of the Company. The Code includes policies on employment, conflicts of interest and the treatment of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. A copy of the Code can be found in the Investor Relations section of the Company’s website at www.genvec.com. The Company will disclose any amendment to the Code or waivers of the Code relating to the Company’s directors, executive officers, principal financial and accounting officers, or persons performing similar functions, on its website within four business days following the date of any such amendment or waiver.

DIRECTOR COMPENSATION TABLE

The Compensation Committee, pursuant to its charter, periodically reviews the compensation of non-employee directors. The Company’s current policy for the compensation of non-employee directors, which was approved in September 2013, provides that non-employee directors of the Company receive $40,000 annually for their service on the Board of Directors. The new policy became effective as of October 1, 2013.

The Company’s previous policy for the compensation of non-employee directors, which was approved in September 2011 and in effect through September 2013, provided that non-employee directors of the Company received $30,000 annually for their service on the Board of Directors, $2,000 for each Board meeting attended and $1,000 for each committee meeting attended. Additionally, the chairman of each of the Company’s committees received an additional annual payment of $7,000, with the exception of the Audit Committee chairman who received an annual payment of $10,000. The Chairman of the Board of Directors received $35,000 annually, $4,000 for each Board meeting attended, and $1,000 per committee meeting.

Directors who are employees of the Company do not receive fees or other compensation for their services as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.

In addition, pursuant to a policy adopted by the Board in 2012, each non-employee director receives: (i) upon becoming a director, an option to purchase 20,000 shares of the Company’s Common Stock that is exercisable ratably over a four-year period, and (ii) after our annual meeting of stockholders each year, an annual grant of an option to purchase 15,000 shares of the Company’s Common Stock, 50% of which becomes exercisable six months after the date of grant and 50% of which becomes exercisable 12 months after the date of grant. In the case of the Chairman of the Board, the annual grant is of an option to purchase 22,500 shares of the Company’s Common Stock, subject to the same vesting conditions as those for the option awards granted to other directors. Director options have an exercise price equal to the fair market value of our Common Stock on the date of grant and a 10-year term. At the annual meeting in 2013, each non-employee director other than Dr. Loren waived his right to receive an annual grant of stock options in light of the restricted stock grant he received in September 2013, as described in footnote 3 to the table below.  Dr. Loren did not receive the restricted stock grant because he was not serving on the Board when it was made.

The following table details the total compensation earned by the Company’s non-employee directors in 2013:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Restricted Stock Awards ($)		Option Awards ($)		Total ($)
Wayne T. Hockmeyer, Ph.D.	$88,500	$19,950	(3)	$—		$108,450

Zola P. Horovitz, Ph.D.	$101,250	$19,950	(3)	$—		$121,200

William N. Kelley, M.D.	$77,500	$19,950	(3)	$—		$97,450

Marc R. Schneebaum	$91,500	$19,950	(3)	$—		$111,450

Stefan D. Loren, Ph.D.	$10,978	$—		$32,923	(3)	$43,901

Edward M. Connor, Jr., M.D.(4)	$44,299	$—		$—		$44,299

Adel A.F. Mahmoud, M.D., Ph.D.(4)	$40,299	$—		$—		$40,299

Kevin M. Rooney(4)	$41,299	$—		$—		$41,299

(1) Neither Mr. Swirsky, the President and Chief Executive Officer of GenVec, nor his predecessor, Ms. Collins, received compensation as a Director of the Company. Compensation for Mr. Swirsky and Ms. Collins is disclosed in the Summary Compensation Table.

(2) All annual retainers payable to the Chairman of the Board, the chairman of each committee and for the directors in general are paid in quarterly installments.

(3) On September 3, 2013, each of the Company’s continuing non-management directors received a restricted stock award of 75,000 shares, which had an aggregate grant date fair value of $19,950, except for Dr. Loren, who was not then serving on the Board. The Board members who received the restricted stock award waived their right to receive an annual stock option grant at the 2013 annual meeting of directors. Dr. Loren received an initial grant of 20,000 stock options on September 19, 2013 when he became a member of the Board of Directors and an annual grant of 15,000 stock options on November 22, 2013, these grants had aggregate grant date fair values of $13,414 and $19,509 respectively. All fair values have been computed in accordance with FASB ASC Topic 718 using the assumptions set forth in Note 8 to the audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2013.

(4) Drs. Connor and Mahmoud and Mr. Rooney resigned from the Board of Directors on September 3, 2013.

As of December 31, 2013, each director had the following number of vested and unvested equity awards outstanding:

Name(1)	Total (#)	Vested (#)	Unvested (#)
Wayne T. Hockmeyer, Ph.D.	102,000	27,000	75,000

Zola P. Horovitz, Ph.D.	114,000	39,000	75,000

William N. Kelley, M.D.	102,000	27,000	75,000

Marc R. Schneebaum	99,500	24,500	75,000

Stefan D. Loren, Ph.D.	35,000	—	35,000

Kevin M. Rooney(2)	23,000	23,000	—

Edward M. Connor, Jr., M.D.(2)	17,500	17,500	—

Adel A.F. Mahmoud, M.D., Ph.D.(2)	17,500	17,500	—

(1) Unvested equity awards for all continuing directors with the exception of Dr. Loren’s unvested equity awards represent a grant of restricted stock that will vest on September 3, 2015. Dr. Loren has 15,000 stock options that vested 50% on May 22, 2014 and will vest 50% on November 22, 2014 with the remaining 20,000 stock options vesting ratably over four years beginning on September 19, 2014.

(2) Dr. Connor and Mahmoud and Mr. Rooney resigned from our Board of Directors on September 3, 2013.

Related Person Transactions

We review all relationships and transactions in which the Company and our directors, director nominees and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, director nominees and executive officers with respect to related party transactions, including obtaining annual written certifications of the directors, director nominees and executive officers with respect to their knowledge of related person transactions. The Company’s senior management is responsible for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. The Audit Committee reviews and approves or ratifies any related party transaction that meets the standard for disclosure under the rules of the SEC. The Audit Committee’s review of related party transactions, including information reported to the Audit Committee by senior management and the written certifications, encompasses transactions with related persons within the meaning of Item 404(a) of Regulation S-K as promulgated by the SEC. The Audit Committee reviews each potential related party transaction on its underlying merit. In accordance with the Audit Committee’s practices, in the course of its review and approval or ratification of related person transactions, the committee considers:

●       the nature of the related person’s interest in the transaction;

●       the material terms of the transaction, including the amount and type of transaction;

●       the importance of the transaction to the related person;

●       whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

●       any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

EXECUTIVE COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2013:

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas J. Swirsky, Chief Executive Officer	2013	316,259	53,200	152,156	—	6,500	528,115
	2012	310,919	—	117,138	75,305	10,175	513,537

Cynthia Collins, Former Chief Executive Officer	2013	303,750	—	257,496	—	249,269	810,515
	2012	273,438	—	497,404	126,000	59,996	956,838

Douglas E. Brough, Chief Scientific Officer	2013	310,650	33,250	103,466	—	6,500	453,866
	2012	288,206	—	146,423	64,491	8,960	508,080

Bryan T. Butman, Senior Vice President, Development(5)	2013	278,060	19,950	91,294	—	6,500	395,804

(1)   Mr. Swirsky became Chief Executive Officer in September 2013. Prior to that time, his positions were as Chief Financial Officer, Corporate Secretary and Treasurer. Ms. Collins departed as Chief Executive Officer in September 2013.

(2)   Amounts represent the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 using the assumptions set forth in Note 8 to the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(3)   Represents amounts earned under the Company’s annual performance award plan for the respective year.

(4)   Amounts shown for 2013 are discussed below under Narrative Disclosure to Summary Compensation Table.

(5)   In 2013, Dr. Butman was named as an executive officer.

Narrative Disclosure to Summary Compensation Table

The following section provides a description of the 2013 compensation information contained in the Summary Compensation Table above for the following individuals, whom we refer to as our named executive officers:

●       Douglas J. Swirsky, Chief Executive Officer, Chief Financial Officer, Corporate Secretary and Treasurer

●       Douglas E. Brough, Chief Scientific Officer

●       Bryan T. Butman, Senior Vice President, Development

●       Cynthia Collins, our former Chief Executive Officer

Mr. Swirsky became our Chief Executive Officer (“CEO”) in September 2013, which is when Ms. Collins departed from that position. Ms. Collins had been appointed as our CEO in May 2012.

Base Salaries

The Compensation Committee recommends a base salary level for the CEO, subject to Board approval, and approves base salary levels for the other named executive officers based on individual performance, promotions, and industry information. In considering base salary levels, the Compensation Committee gives most weight to the CEO’s performance assessment of each named executive officer (other than himself or herself). Based on the recommendation by the Compensation Committee, Ms. Collins, Mr. Swirsky, and Drs. Brough and Butman did not receive an increase to their base salaries in 2013. After the departure of Ms. Collins and the appointment of Mr. Swirsky to the position of President and CEO in September 2013, Mr. Swirsky’s base salary was increased by approximately 20.6% to $375,000 in December 2013.

Annual Performance Award Plan

Each year, the named executive officers have the opportunity to receive annual performance awards through participation in the Company’s annual performance award plan. Participants in this plan are eligible to receive a target payment that is expressed as a percentage of the participant’s base salary and that is based on performance of the Company and each named executive officer’s overall individual performance (with the exception of the CEO). For 2013, annual performance award opportunities for Ms. Collins, Mr. Swirsky and Drs. Brough and Butman remained unchanged from the percentages used in the prior year, and were 50%, 35% and 30%, respectively. In December 2013, the Board of Directors adjusted Mr. Swirsky’s target payment expressed as a percentage of base salary at 50% consistent with his new role as President and CEO.

For Ms. Collins, at the time it was established, 100% of the annual performance award was based on corporate goals until her departure in September 2013. For Drs. Brough and Butman, 70% was payable based on corporate goals and 30% was payable based on individual goals. For Mr. Swirsky, at the time the Board adjusted his target payment, 100% of the annual performance award was based on corporate goals. Prior to the Board adjustment, Mr. Swirsky’s annual performance award was 70% payable based on corporate goals and 30% was payable based on individual goals.

The corporate goals for 2013 were set on January 23, 2013 and revised in March 2013. The goals, level of achievement and weight are described below:

Hearing Program	File IND (weighted 40%)

Business Development	Enter new corporate collaboration for RSV, HSV, or TNFerade (weighted 25%)

Hearing Program	Treat first patient (weighted 15%)

Malaria Program	Manufacture three Bulk Drug Lots (weighted 10%)

Financial Goals	2013 Cash Burn of $8M or less and other corporate initiatives (weighted 10%)

In general, achievement of 100% of the corporate goals and the Compensation Committee’s positive evaluation of individual performance will result in an annual incentive award payment to the individual at the target level. The Compensation Committee retains the discretion, however, to pay the annual performance awards at levels below or above the target level as it evaluates both the achievement of corporate goals, taking into account the weightings assigned to each goal, and the individual performance of the executives. Ms. Collins’s employment agreement provided that she was eligible for a payment under the annual performance award plan of up to 150% of her base salary in the event of superior performance.

The Compensation Committee determined that no annual performance awards should be awarded for 2013 given the lack of accomplishment of corporate goals.

Annual Stock Option Grants

The Company uses stock options for its equity incentive awards in order to be consistent with its objective to align the interests of stockholders and its executives. Stock options are awarded annually and are considered part of total compensation, along with base salary and annual performance awards. Stock options granted in 2013, consistent with awards in prior years, vest over a four-year period, with one-eighth of each option grant vesting six months after the date of grant and the remainder vesting ratably over the following 42 months. This vesting schedule was selected because of the Company’s belief that it is consistent with industry practice while still providing a relatively long retention benefit.

Stock options that are granted as part of the long-term incentive program are granted with an exercise price equivalent to the closing price of the Common Stock on NASDAQ on the date of grant. The exercise price of stock options granted to a newly hired executive officer is set at the closing price of GenVec’s Common Stock on NASDAQ on the start date of the executive officer, which is a date on or after approval of the grant by the Compensation Committee. In 2013, Mr. Swirsky and Drs. Brough and Butman, received annual stock option grants of 125,000, 85,000 and 75,000, respectively, on January 22, 2013 at an exercise price of $1.56 per share.

Ms. Collins received a stock option award on January 23, 2013 for 200,000 options at an exercise price of $1.65 per share. Unvested options at the time of Ms. Collins’ departure in September 2013 were forfeited. At December 31, 2013, Ms. Collins had options to purchase 33,333 shares at an exercise price of $1.65 that expire on January 23, 2023 and 83,333 shares at an exercise price of $2.54 that expire on May 23, 2022.

Long-term Incentives — Special, One-time Restricted Share Grant

The Compensation Committee and our Board of Directors approved a special one-time award of 200,000, 125,000 and 75,000 restricted shares of our Common Stock to Mr. Swirsky, Dr. Brough and Dr. Butman, respectively, in September 2013 at the same time that the Board of Directors adopted our new operating strategy. The Compensation Committee determined it was appropriate to make the one-time award of restricted stock because of concerns about retention and to further align the interests of our executives with our stockholders. The Compensation Committee was concerned that, notwithstanding the positive performance of our leadership by creating a new operating strategy, there was a risk of not being able to retain the Company’s leadership who were viewed as important to achieve that strategy. Furthermore, the Compensation Committee determined it appropriate to make a grant to Mr. Swirsky to reflect his appointment as CEO. The stock award is disclosed in the stock award column of the summary compensation table.

All Other Compensation

In 2013, for Mr. Swirsky and Drs. Brough and Butman, the amounts shown in All Other Compensation in the Summary Compensation Table above include amounts for matching contributions under the Company’s 401(k) plan. For Ms. Collins the amount shown in All Other Compensation for 2013 represents amounts paid to Ms. Collins in 2013 pursuant to her employment agreement in connection with her departure from the Company in September 2013, reimbursements for her for moving expenses consistent with Company policy and a gross-up to cover applicable taxes on that reimbursement, matching contributions under the Company’s 401(k) plan, and payment of accrued vacation.

Employment, Severance and Change in Control Arrangements

GenVec had an employment agreement with Ms. Collins, and has salary continuation agreements with Mr. Swirsky and Drs. Brough and Butman and has a change in control agreement with Mr. Swirsky.

Employment Agreement with Ms. Collins.  The Company entered into an employment agreement with Ms. Collins on May 18, 2012 as a condition of her willingness to take the position of Chief Executive Officer. The employment agreement provides for the base salary and annual performance award provisions discussed above. Under the terms of the employment agreement, if Ms. Collins terminated her employment for “good reason” (as defined below) or if her employment was terminated by the Company without “cause” (as defined below) and other than by reason of death or disability, Ms. Collins would have been entitled to receive accrued compensation, her regular base salary for a period of 18 months and an amount equal to one and one-half times her target bonus as of the time of termination. The employment agreement also includes continued health care benefits until the earliest of the 18-month anniversary of the termination date, the date Ms. Collins is no longer eligible for continuation coverage and the date on which Ms. Collins becomes eligible to receive substantially similar coverage from another employer. In connection with her departure from the Company on September 3, 2013, Ms. Collins received these benefits.

If Ms. Collins terminated her employment for “good reason” or if her employment was terminated by the Company without “cause” within 12 months following a change in control (as defined below under the heading Acceleration of Stock Awards), Ms. Collins was entitled to receive accrued compensation amounts and a lump sum payment in an amount equal to the greater of (i) two times her base salary for the year in which the termination date occurs, or the year immediately preceding the year in which the change in control occurs (the Reference Base Salary), and (ii) two times her annual target bonus based on the Reference Base Salary. In connection with her departure from the Company on September 3, 2013, Ms. Collins did not receive these benefits as a change of control did not occur within three months of that date.

Whether or not Ms. Collins’s termination followed a change in control, the treatment of any outstanding equity awards would have been determined in accordance with the terms of the applicable award agreements.

In addition, Ms. Collins’s employment agreement includes a non-disparagement clause and non-competition and non-solicitation provisions terminating 18 months after the last day of her employment. Upon the death or disability of Ms. Collins during such time as she is entitled to any payments or benefits under the agreement, such payments and benefits are payable to her estate and/or beneficiaries, as the case may be.

Under the terms of the employment agreement, “good reason” is defined as the occurrence of any of the following events during the employment term without Ms. Collins’s written consent:

●       a material reduction in Ms. Collins’s base salary other than as a general reduction in base salary that affects all similarly situated executives in substantially the same proportions;

●       a material reduction in Ms. Collins’s target bonus opportunity;

●       a relocation of Ms. Collins’s principal place of employment by more than 50 miles, except for required travel on Company business to an extent substantially consistent with Ms. Collins’s business travel obligations as of the date of relocation;

●       any material breach by the Company of any material provision of the agreement or any material provision of any other agreement between Ms. Collins and the Company;

●       a material adverse change in Ms. Collins’s title, authority, duties or responsibilities (other than temporarily while Ms. Collins is physically or mentally incapacitated or as required by applicable law) taking into account the Company’s size, status as a public company and capitalization on the date of the agreement; or

●       a material adverse change in the reporting structure applicable to Ms. Collins.

“Cause” is defined to include any of the following actions by Ms. Collins:

●       the willful failure to perform her duties (other than any such failure resulting from incapacity due to physical or mental illness);

●       the willful failure to comply with any duly authorized and legal directive of the Board;

●       the engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company or its affiliates;

●       the embezzlement, misappropriation or fraud, whether or not related to Ms. Collins’s employment with the Company;

●       the conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

●       the material, intentional unauthorized breach of the Proprietary Information Agreement (as defined in her employment agreement); or

●       the material breach of any material obligation under the agreement or any other written agreement between Ms. Collins and the Company.

Salary Continuation Agreements.  The Company entered into a salary continuation agreement with Mr. Swirsky when he joined the Company in 2006, which was pursuant to a form of agreement that was adopted in October 2002 and amended in December 2008 to provide for technical compliance with certain Treasury regulations. The Company has also entered into a salary continuation agreement with Drs. Brough and Butman with terms substantially similar to the form of agreement adopted in October 2002 as amended by the December 2008 amendment. Under the terms of the salary continuation agreements, if the named executive officer is terminated without “cause” (as defined below) and other than by reason of death or disability, the officer will be paid the officer’s regular base salary for a period of 12 months. The named executive officer will also receive a pro-rata bonus equal to the product of the bonus paid to the officer for the fiscal year preceding the termination date, divided by 12 months times the number of months of service during the year of termination. These agreements also include continued health and welfare benefits for the same period as the salary continuation, a non-compete for the same period as the salary continuation and a non-disparagement clause.

Under the terms of the salary continuation agreements, “cause” is defined to include:

●       the willful and continued failure of the named executive officer to substantially perform his duties;

●       willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

●       personal dishonesty or breach of fiduciary duty to the Company for personal benefit at the expense of the Company; or

●       willfully violating any law, rule, regulation, or order in a manner that is materially and demonstrably injurious to the Company.

Acceleration of Stock Awards.  The form of stock option award agreements for stock option awards made to each of the named executive officers provides that in the event of a change in control, all unvested equity awards will accelerate in full. Under the terms of the stock option award agreements, a “change in control” means the occurrence of any of the following events:

●       any person becomes the beneficial owner of 40% or more of the Company’s common stock;

●       the Company’s stockholders approve a merger, consolidation, share exchange, division or other reorganization of the Company with any other organization;

●       the Company’s stockholders approve a complete plan of liquidation, winding-up of the Company, or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

●       during any twenty-four month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board.

Change in Control Agreement with Mr. Swirsky.  GenVec entered into a change in control agreement with Mr. Swirsky when he joined the Company in September 2006. Mr. Swirsky’s agreement was amended in December 2008 to provide for technical compliance with certain Treasury regulations. Mr. Swirsky is entitled to certain payments upon termination without cause (as defined in the salary continuation agreements described above) following a change in control (as defined in the stock option award agreements described above).

Specifically, if Mr. Swirsky’s employment is terminated without cause other than as a result of his death or disability or if he resigns for good reason within two years following a change in control, he is entitled to a lump sum severance payment equal to his monthly salary and average monthly bonus times 18, continued health and welfare benefits for an 18-month period and a pro-rata bonus for the termination year. In addition, his agreement provides for an excise tax gross-up payment, reimbursement of certain legal costs related to the enforcement of the agreement and the accelerated vesting of all unvested options at termination.

In addition, pursuant to his change in control agreement, upon the death or disability of Mr. Swirsky during such time as he is entitled to any payments or benefits under the agreement, such payments and benefits are payable to Mr. Swirsky’s heirs or estate, respectively. To the extent Mr. Swirsky becomes entitled to benefits under the change in control agreement, the salary continuation agreement is superseded and he will not receive any benefit under that agreement.

Under the terms of the change in control agreement, “good reason” is defined as the occurrence of any of the following events without the consent of Mr. Swirsky in connection with a change of control, unless, if correctable, such circumstances are fully corrected with 30 days of the notice of termination given in respect thereof, which notice must be given within 90 days of the occurrence:

●       the assignment to Mr. Swirsky of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, as they were immediately prior to the change in control;

●       the diminution in any material respect in Mr. Swirsky’s position, authority, duties or responsibilities as they were immediately prior to a change in control;

●       a reduction by the Company in Mr. Swirsky’s annual base salary;

●       a relocation of more than 35 miles from where Mr. Swirsky’s office or location was immediately prior to a change in control;

●       the failure to continue any compensation plan in which Mr. Swirsky participates, unless an equitable arrangement has been made, or the continuation of the plan under materially less favorable terms;

●       the failure by the Company to pay to Mr. Swirsky any deferred compensation when due under any deferred compensation plan or agreement applicable to the executive; or

●       a material breach by the Company of the terms and provisions of the change in control agreement.

To constitute good reason for purposes of the change in control agreement, the termination by the executive must occur within two years following the initial occurrence of the event constituting the good reason.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to outstanding stock options and restricted stock awards held by the named executive officers as of December 31, 2013. All outstanding grants issued prior to 2012 were made under the Company’s 2002 Stock Incentive Plan. Grants made in 2012 or thereafter were made under the Company’s 2011 Omnibus Incentive Plan, with the exception of Ms. Collins’ grant in 2012 which was made pursuant to a CEO inducement award agreement.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Cynthia Collins	83,333	—	2.54	5/23/2022
	33,333	—	1.65	1/23/2023

Paul H. Fischer	150,000	—	2.49	6/1/2022

Douglas J. Swirsky					200,000	464,000
	30,000	—	11.30	9/18/2016
	3,000	—	26.10	1/18/2017
	15,000	—	17.90	1/16/2018
	22,500	—	4.10	1/22/2019
	14,687	313	22.00	1/20/2020
	14,583	5,417	5.70	1/19/2021
	28,750	31,250	2.49	1/18/2022
	28,645	96,355	1.56	1/22/2023

Douglas E. Brough					125,000	290,000
	1,250	—	32.10	1/15/2014
	500	—	39.50	3/1/2014
	2,500	—	18.80	1/19/2015
	2,500	—	16.90	1/18/2016
	4,000	—	26.10	1/18/2017
	2,500	—	17.90	1/16/2018
	4,000	—	21.80	4/16/2018
	4,000	—	4.10	1/22/2019
	12,240	260	22.00	1/20/2020
	3,354	146	17.90	2/1/2020
	14,583	5,417	5.70	1/19/2021
	35,937	39,063	2.49	1/18/2022
	19,479	65,521	1.56	1/22/2023

Bryan T. Butman					75,000	174,000
	3,000	—	32.10	1/15/2014
	4,500	—	18.80	1/19/2015
	7,500	—	16.90	1/18/2016
	7,500	—	26.10	1/18/2017
	17,500	—	17.90	1/16/2018
	22,500	—	4.10	1/22/2019
	14,687	313	22.00	1/20/2020
	14,583	5,417	5.70	1/19/2021
	28,750	31,250	2.49	1/18/2022
	17,187	57,813	1.56	1/22/2023

1) The options indicated in the table above as unexercisable at December 31, 2013 result from the following option grants which vest over a four-year period with 12.5% vesting after six months from the date of grant and the remainder vesting ratably over the next 42 months.

On January 20, 2010, Mr. Swirsky was granted 15,000 options, Dr. Butman was granted 15,000 options, and Dr. Brough was granted 12,500 options.
On February 1, 2010, Dr. Brough was granted 3,500 options.
On January 19, 2011, Mr. Swirsky, Dr. Brough, and Dr. Butman were each granted 20,000 options.
On January 18, 2012, Dr. Brough was granted 75,000 options and Mr. Swirsky and Dr. Butman were each granted 60,000 options.
On May 23, 2012, Ms. Collins was granted 250,000 options, of these options all but 83,333 were forfeited upon her departure.
On January 22, 2013, Mr. Swirsky was granted 125,000 options, Dr. Brough was granted 85,000 options and Dr. Butman was granted 75,000 options.
On January 23, 2013, Ms. Collins was granted 200,000 options, of these options, all but 33,333 were forfeited upon her departure.

(2) Restricted Stock has a two-year cliff vesting with 100% vesting on September 3, 2015. The market value of the shares of common stock that have not vested is based on the closing price of our Common Stock on NASDAQ of $2.32 on December 31, 2013.

On September 3, 2013, Mr. Swirsky was granted 200,000 shares of restricted stock, Dr. Brough was granted 125,000 shares of restricted stock, and Dr. Butman was granted 75,000 shares of restricted stock.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires the Company to seek stockholder input on the compensation of our named executive officers as disclosed in this Proxy Statement. Stockholders are encouraged to read the “Executive Compensation Tables and Information” sections of this Proxy Statement for a discussion of our compensation programs and policies and the compensation awards to our named executive officers.

The Company has designed its executive compensation programs to attract and retain quality executive team with the skills necessary to achieve its business plan. We believe that our performance-based compensation policies focus our named executive officers on key corporate goals and align the interests of our executive officers with those of our stockholders.

The Board recommends that stockholders vote in favor of the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the GenVec, Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and any other related disclosure, is hereby APPROVED, on an advisory basis.”

Vote Required for Approval

An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of this proposal. Although the vote on this proposal is advisory and is not binding, the Board expects to carefully consider the result when making future decisions on executive compensation.

Recommendation

The Board unanimously recommends a vote “FOR” approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously reported in a Current Report on Form 8-K filed with the SEC on June 16, 2014 (“Current Report”), the Audit Committee of the Board of Directors dismissed KPMG LLP as the Company’s independent registered public accounting firm on June 11, 2014, effective immediately. Prior to its dismissal, KPMG LLP had served as the Company’s independent registered public accounting firm for 19 years and had no direct or indirect financial interests in the Company. During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through June 11, 2014, there were no (i) “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG LLP on the financial statements of the Company as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided KPMG LLP with a copy of the Current Report and requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements contained therein. A copy of KPMG LLP’s letter, dated June 16, 2014, was filed as Exhibit 16.1 to the Current Report.

On June 11, 2014, following the conclusion of a competitive review process undertaken at the direction of the Audit Committee, the Audit Committee appointed Stegman & Company as its independent registered public accounting firm for the fiscal year ending December 31, 2014. During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 11, 2014, neither the Company, nor anyone on its behalf, consulted Stegman & Company with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Stegman & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

A representative of Stegman & Company is not expected to be present at the Annual Meeting.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Board of Directors believes it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Stegman & Company, the Audit Committee will reconsider whether or not to retain the firm. If the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the current year.

Recommendation

The Board recommends that you vote “FOR” the ratification of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

AUDIT COMMITTEE REPORT

The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Board has adopted, and annually reviews, a written charter outlining the practices followed by the Audit Committee. The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and in accordance with accepted accounting principles. The Company’s management is responsible for the preparation, presentation, and integrity of the financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.

In this context, during the fiscal year ended December 31, 2013, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2013 with management and with KPMG LLP, the Company’s independent registered public accounting firm during those periods. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by statement on Auditing Standards No. 16, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from and reviewed with KPMG LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning their independence and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of GenVec, Inc.:

Marc R. Schneebaum (Chairman)
Zola P. Horovitz, Ph.D.
Stefan D. Loren, Ph.D.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

MATTERS CONCERNING THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by its independent registered public accounting firm. On an ongoing basis, management of the Company defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, the Company’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. In 2013, all fees paid to KPMG LLP were pre-approved pursuant to the Audit Committee’s policy. To ensure prompt handling of unexpected matters, the Audit Committee’s charter authorizes its Chairman to act on behalf of the Audit Committee in between regularly scheduled meetings, including pre-approving services provided by the independent auditor. If the Chairman exercises this authority, he reports the action taken to the Audit Committee at its next regular meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2013 and 2012:

Fee Category	2013	2012
Audit Fees	$250,000	$328,268

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$250,000	$328,268

Audit Fees

These fees consist of fees for professional services rendered for the audit of the Company’s financial statements, review of the interim financial statements included in quarterly reports, and services in connection with regulatory filings.

Audit-Related Fees

These fees comprise assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. The Company did not incur such fees during 2013 or 2012.

Tax Fees

These fees comprise tax compliance and tax preparation assistance for state and federal filings; consultations concerning tax related matters and other tax compliance projects. The Company did not incur such fees with KPMG during 2013 or 2012.

All Other Fees

All other fees consist of fees not included in any other category. The Company did not incur such fees with KPMG during 2013 or 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September [*], 2014 (unless otherwise specified), regarding the beneficial ownership of the Company’s Common Stock by (i) each named executive officer (as defined below) of the Company, (ii) each director of the Company, and (iii) all current directors and executive officers as a group. As of September [*], 2014, there were two persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September [*], 2014 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of beneficial ownership is based on [*] shares of Common Stock outstanding on September [*], 2014. Unless otherwise specified, the address for each director or executive officer is care of the Company at its principal office.

Name of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	% of Class Owned
Beneficial Owner of More than 5% of the Outstanding Common Stock:

EcoR1 Capital Fund, L.P. and affiliates(2)	1,840,000	10.65%

Cormorant Global Healthcare Master Fund, LP(3)	1,329,300	7.70%

Directors and Named Executive Officers:

Cynthia Collins(4)	116,666	*

Wayne T. Hockmeyer, Ph.D.	103,500	*

Zola P. Horovitz, Ph.D.	118,257	*

William N. Kelley, Ph.D.	101,500	*

Stefan D. Loren, Ph.D.	12,500	*

Marc R. Schneebaum	100,000	*

Douglas J. Swirsky	446,250		[ ]%

Douglas E. Brough, Ph.D.	284,457		[ ]%

Bryan T. Butman, Ph.D.	256,197		[ ]%

All directors and executive officers as a group (8 persons)	[ ]		[ ]%

*    Less than 1%.

(1) Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of September [*], 2014 in the following amounts: Wayne T. Hockmeyer, 25,500 shares; Zola P. Horovitz, 37,500 shares; William N. Kelley, 25,500 shares; Marc R. Schneebaum, 24,500 shares; Stefan D. Loren, 12,500 shares; Douglas J. Swirsky, 214,250 shares; Douglas E. Brough 152,374 shares; Bryan T. Butman, 174,812 shares; Cynthia Collins, 116,666 shares; and directors and executive officers as a group (8 people) 666,936 shares.

(2) Based solely on the Schedule 13G/A filed on February 1, 2014 by EcoR1 Capital Fund, L.P. (“Capital Fund”), EcoR1 Capital Fund Qualified, L.P., (“Qualified Fund”), EcoR1 Capital, LLC (“EcoR1”) and Mr. Oleg Nodelman. As disclosed in the Schedule 13G/A, (i) Capital Fund directly owns 1,141,379 shares, (ii) Qualified Fund directly owns 698,621 shares, (iii) EcoR1 may be deemed to beneficially own 1,840,000 shares as general partner of Capital Fund and Qualified Fund, and (iv) Mr. Nodelman may be deemed to beneficially own 1,840,000 shares as manager of EcoR1.  Each of the reporting persons has shared voting and investment power over all of the shares owned directly or beneficially, respectively.

EcoR1 and Mr. Nodelman each disclaims beneficial ownership of the shares directly owned by Capital Fund. The address for the above entities and person is 409 Illinois Street, San Francisco, California 94158.

(3) Based solely on the Schedule 13G filed on March 25, 2014 by Cormorant Global Healthcare Master Fund, LP, Cormorant Global Healthcare GP, LLC, Cormorant Asset Management and Bihua Chen. As disclosed in the Schedule 13G, the shares are held by Cormorant Global Healthcare Master Fund, LP, for which Cormorant Global Healthcare GP, LLC serves as the general partner and Cormorant Asset Management, LLC serves as the investment manager. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Asset Management, LLC. Each of the reporting persons has shared voting and investment power over all 1,329,300 shares.

Each of the reporting persons disclaims beneficial ownership of the shares reported in the Schedule 13G except to the extent of its or his pecuniary interest therein.  The address for the above entities and person is 100 High Street, Suite 1105, Boston, Massachusetts 02110.

(4) Ms. Collins departed from the Company on September 3, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2013, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner except for the first Form 4 related to the Company filed by Dr. Loren on September 24, 2013, which was filed one day late.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the annual meeting of stockholders for the year ending December 31, 2014 (the “2015 Annual Meeting”), proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at the Company’s executive offices, which are located at 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than May 22, 2015.

Stockholder proposals to be voted upon at annual meetings of the stockholders, pursuant to the Company’s Bylaws, generally must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding annual meeting of stockholders.. If the Company’s annual meeting is scheduled more than 30 days from the anniversary of the calendar date of the prior year’s annual meeting of stockholders, stockholder proposals must be delivered to the Company within 10 days of the mailing of notice to the stockholders or of public disclosure regarding the date of the annual meeting. Such proposals must comply with the requirements in the Company’s Bylaws, including setting forth with particularity (i) the names and business addresses of the stockholder submitting such proposal and all persons (as such term is defined in Section 3(a)(9) of the 1934 Act) acting in concert with such stockholder, (ii) the names and addresses of such stockholder and the persons identified in clause (i), as they appear on the Company’s books (if they so appear), (iii) the class and number of shares of the Company beneficially owned by such stockholder and the persons identified in clause (i), (iv) a description of such proposal containing all material information relating thereto, and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and stockholders of the Company to consider such proposal.

OTHER MATTERS

The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We are providing to each stockholder as of the Record Date a copy of our Annual Report on Form 10-K (including financial statements and schedules) concurrently with this Proxy Statement, except the exhibits to the Form 10-K. We will provide copies of these exhibits upon request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits or the amount of the fee payable should be mailed to our Corporate Secretary, GenVec, Inc., 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878. Our Annual Report on Form 10-K is not a part of these proxy soliciting materials.

By Order of the Board of Directors

Douglas J. Swirsky
President and Chief Executive Officer

Annex A

Proposal to approve and adopt an amendment to the
Company’s Amended and Restated Certificate of Incorporation
to de-classify the Company’s Board of Directors and provide for the annual election of directors.

Proposed amendments to Article VI, Section 6.4 and Section 6.6, and Article XI, Section 11.2 of the Amended and Restated Certificate of Incorporation of GenVec, Inc. Proposed additions are in bold and underlined text and proposed deletions are in strikethrough text.

Section 6.4. ELECTION AND TERM OF OFFICE OF DIRECTORS.

The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of Directors to expire at the first annual meeting of stockholders following the closing of such firm commitment underwritten public offering, the initial term of office of the second class of Directors to expire at the second annual meeting following such date and the initial term of office of the third class of Directors to expire at the third annual meeting following such date. At such annual meetings of stockholders and all subsequent annual meetings of stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of Directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Notwithstanding the foregoing, (a) at the 2014 annual meeting of stockholders, the successors to the class of Directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; (b) at the 2015 annual meeting of stockholders, the successors to the class of Directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders; and (c) at the 2016 annual meeting of stockholders and each annual meeting of stockholders, thereafter, all Directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2016 annual meeting of stockholders, the Board of Directors will no longer be divided into classes pursuant to Section 141(d) of the Delaware General Corporation Law.

~~Section 6.6. REMOVAL.~~

~~Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any Directors elected by the holders of such class or series, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.~~

Section 11.2 Certain Bylaw Amendments

Any proposed amendment, alteration, change or repeal of, or any proposed adoption of any Bylaw inconsistent with any of Sections 2.3, 2.9, 2.11, or 3.2, ~~or 33~~ or Article VIII of the Bylaws shall require the affirmative vote of at least eighty percent (80%) of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of Directors voting as a single class

ANNUAL MEETING OF STOCKHOLDERS OF
GENVEC, INC.
October 24, 2014
Notice of Internet Availability of Proxy materials:
The Notice of Meeting and Proxy Statements
are available at http://[*]
Please sign, date and mail
your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” each of the nominees in Proposal 2 and “FOR” Proposals 1, 3 and 4:

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in black or blue ink as shown here: ☐

1.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to de-classify the Company’s Board of Directors and provide for the annual election of directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.
To elect two directors to the Board of Directors as set forth in the attached Proxy Statement, each to serve for a term of (a) one year or until their successors are qualified and elected if Proposal 1 to de-classify the Board is approved by the stockholders, or (b) three years or until their successors are qualified and elected if Proposal 1 to de-classify the Board is not approved by the stockholders:

☐	For All Nominees	☐	Withhold Authority For All Nominees	☐	For All Except (see instruction below)

Nominees:

      ☐     Stefan D. Loren, Ph.D.

      ☐     Marc R. Schneebaum

Instructions:

To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the box next to the nominee for which you wish to withhold authority.

3.	To approve by a non-binding advisory vote the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Mark this box with an X if you have made comments below. ☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, MD 20878

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, OCTOBER 24, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wayne T. Hockmeyer, Ph.D. and Douglas J. Swirsky, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of GenVec, Inc., a Delaware corporation (“GenVec”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GenVec to be held on Friday, October 24, 2014, at 8:30 a.m. EST at the Quail Valley River Club, 2345 Highway A1A, Vero Beach, Florida 32963.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 2 AND “FOR” PROPOSALS 1, 3 AND 4.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Continued and to be dated and signed on reverse side.